Exhibit 99.3

MAGMA DESIGN AUTOMATION, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2004 and the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended March 31, 2004 combine the historical Magma Design Automation, Inc. (“Magma” or the “Company”) and Mojave, Inc. (“Mojave”) balance sheets and statements of operations as if the acquisition of Mojave, which occurred on April 29, 2004, had been completed on March 31, 2004 for purposes of the presentation of the Unaudited Pro Forma Condensed Combined Balance Sheet and on April 1, 2003 for purposes of the presentation of the Unaudited Pro Forma Condensed Combined Statement of Operations. The Unaudited Pro Forma Condensed Combined Balance Sheet combines Magma’s consolidated balance sheet as of March 31, 2004 with Mojave’s balance sheet as of December 31, 2003. The Unaudited Pro Forma Condensed Combined Statement of Operations combines Magma’s consolidated statement of operations for the year ended March 31, 2004 with Mojave’s statement of operations for the year ended December 31, 2003. The Unaudited Pro Forma Condensed Combined Financial Statements should be read together with the financial statements including the notes to these statements of Magma included in Magma’s Annual Report on Form 10-K for the year ended March 31, 2004 and the historical financial statements of Mojave included in Exhibit 99.2 of this Current Report on Form 8-K/A.

The total initial purchase price of the Mojave acquisition is currently estimated to be approximately $25.1 million and has been accounted for as a purchase business combination under Statement of Financial Accounting Standards No. 141, “Business Combinations.” We acquired all of the outstanding common stock of Mojave in exchange for initial consideration of $24.6 million, which consisted of 607,554 shares of Magma common stock and $12.4 million in cash. In addition to the initial merger consideration, we have agreed to pay contingent consideration of up to $115 million, half in stock and half in cash, based on product orders over a period ending March 31, 2009, but such payments are contingent on the achievement of certain technology milestones. We did not assume any stock options or warrants.

The pro forma adjustments reflecting the consummation of the Mojave acquisition are based on the purchase method of accounting, available financial information, and certain estimates and assumptions set forth in the notes to the Unaudited Pro Forma Condensed Combined Financial Statements. An appraisal firm assisted us with the valuation of the identified intangible assets in the Unaudited Pro Forma Condensed Combined Financial Statements and has issued a draft report thereon. The valuation resulted in the allocation of $12.7 million to existing technology intangible asset, which will be amortized over its estimated economic life of five years. The valuation also resulted in the identification of $2.9 million of in-process research and development (“IPR&D”) costs, which were immediately expensed on the closing date. The final purchase price allocation will be based on the closing date (April 29, 2004) balance sheet of Mojave and is also subject to adjustment for payments of contingent consideration in future periods. Until these matters are completed, the purchase price is preliminary and subject to adjustment. The pro forma adjustments do not reflect any operating efficiencies or additional costs that may result with respect to the combined business of Magma and Mojave.

The Unaudited Pro Forma Condensed Combined Financial Statements as of and for the year ended March 31, 2004 do not purport to represent what the actual financial condition or results of operations of the combined businesses would have been if the acquisition of Mojave had occurred on the dates indicated in these pro forma condensed combined financial statements nor does this information purport to project our results or financial position for any future periods.

MAGMA DESIGN AUTOMATION, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

(in thousands)

	Historical Magma March 31, 2004	Historical Mojave December 31, 2003	Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$72,684	$1,072	$(11,079	)(A)	$62,677
Restricted cash	2,662	—	—		2,662
Accounts receivable, net	34,237	—	—		34,237
Prepaid expenses and other current assets	9,588	47	—		9,635

Total current assets	119,171	1,119	(11,079)		109,211

Property and equipment, net	15,196	20	—		15,216
Intangibles, net	62,793		12,700	(B)	75,493
Goodwill	33,529		11,394	(B)	44,923
Long-term investments	78,158		—		78,158
Other assets	5,628	3	1,320	(C)	6,951

Total assets	$314,475	$1,142	$14,335		$329,952

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,658	$25	$—		$1,683
Accrued expenses	19,132	61	551	(A)	21,064
			1,320	(D)
Deferred revenue	19,947		—		19,947

Total current liabilities	40,737	86	1,871		42,694

Convertible subordinated notes	150,000	—	—		150,000
Deferred income taxes	5,102	—	5,080	(B)	10,182
Other long-term liabilities	897	—	—		897

Total liabilities	196,736	86	6,951		203,773

Redeemable convertible preferred stock	—	1,815	(1,815	)(E)	—

Stockholders’ equity
Common stock	3	1	(1	)(E)	3
Additional paid-in capital	226,586	1,027	(1,027	)(E)
			12,194	(A)	238,780
Deferred stock-based compensation	(718)	(674)	674	(E)	(2,017)
			(1,299	)(C)
Accumulated deficit	(107,063)	(1,113)	1,113	(E)	(109,963)
			(2,900	)(F)
Accumulated other comprehensive loss	(1,069)	—	—		(1,069)

Total stockholders’ equity	117,739	(759)	8,754		125,734

Total liabilities and stockholders’ equity	$314,475	$1,142	13,890		$329,507

See accompanying notes to unaudited pro forma condensed combined financial statements

MAGMA DESIGN AUTOMATION, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(in thousands, except per share data)

	Historical Magma Year Ended March 31, 2004	Historical Mojave Year Ended December 31, 2003	Pro Forma Adjustments		Pro Forma Combined

Revenue:
Licenses	$100,387	$—	$—		$100,387
Services	13,342	—	—		13,342

Total revenue	113,729	—	—		113,729

Cost of revenue	16,647	—	2,540	(G)	19,187

Gross profit	97,082	—	(2,540)		94,542

Operating expenses:
Research and development	26,097	668	839	(H)	27,604
In-process research and development	200	—	—		200
Sales and marketing	36,973	—	—		36,973
General and administrative	11,348	58	—		11,406
Amortization of intangible assets	1,745	—	—		1,745
Stock-based compensation	7,086	316	825	(H)	8,227

Total operating expenses	83,449	1,042	1,664		86,155

Operating profit (loss)	13,633	(1,042)	(4,204)		8,387
Other income, net	1,418	20	(363	)(I)	1,075

Income (loss) before income taxes	15,051	(1,022)	(4,567)		9,462
Provision for income taxes	(3,576)	—	—		(3,576)

Net income (loss)	$11,475	$(1,022)	$(4,567)		$5,886

Net income per share - basic	$0.36				$0.18

Net income per share - diluted	$0.29				$0.14

Shares used in calculation - basic	31,648		608		32,256

Shares used in calculation - diluted	40,245		608		40,853

See accompanying notes to unaudited pro forma condensed combined financial statements.

Note 1. Basis of Pro Forma Presentation

The Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2004 and the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended March 31, 2004 combine the historical Magma Design Automation, Inc. (“Magma” or the “Company”) and Mojave, Inc. (“Mojave”) balance sheets and statements of operations as if the acquisition of Mojave, which occurred on April 29, 2004, had been completed on March 31, 2004 for purposes of the presentation of the Unaudited Pro Forma Condensed Combined Balance Sheet and on April 1, 2003 for purposes of the presentation of the Unaudited Pro Forma Condensed Combined Statement of Operations. The Unaudited Pro Forma Condensed Combined Balance Sheet combines Magma’s consolidated balance sheet as of March 31, 2004 with Mojave’s balance sheet as of December 31, 2003. The Unaudited Pro Forma Condensed Combined Statement of Operations combines Magma’s consolidated statement of operations for the year ended March 31, 2004 with Mojave’s statement of operations for the year ended December 31, 2003. The Unaudited Pro Forma Condensed Combined Financial Statements should be read together with the financial statements including the notes to these statements of Magma included in Magma’s Annual Report on Form 10-K for the year ended March 31, 2004 and the historical financial statements of Mojave included in Exhibit 99.2 of this Current Report on Form 8-K/A.

The acquisition of Mojave will allow Magma to more comprehensively address its customers’ needs of designing and verifying semiconductors that are manufacturable with desirable yield and performance. Manufacturability is a key design parameter as semiconductor process technology moves to sub-90nm geometries. The total initial purchase price of the Mojave acquisition is currently estimated to be approximately $25.1 million and has been accounted for as a purchase business combination under Statement of Financial Accounting Standards No. 141, “Business Combinations.” We acquired all of the outstanding common stock of Mojave in exchange for initial consideration of $24.6 million, which consisted of 607,554 shares of Magma common and $12.4 million in cash. In addition to the initial merger consideration, we have agreed to pay contingent consideration of up to $115 million, half in stock and half in cash, based on product orders over a period ending March 31, 2009, but such payments are contingent on the achievement of certain technology milestones. We did not assume any stock options or warrants.

The pro forma adjustments reflecting the consummation of the Mojave acquisition are based on the purchase method of accounting, available financial information, and certain estimates and assumptions set forth in the notes to the Unaudited Pro Forma Condensed Combined Financial Statements. An appraisal firm assisted us with the valuation of the identified intangible assets in the Unaudited Pro Forma Condensed Combined Financial Statements and has issued a draft report thereon. The valuation resulted in the allocation of $12.7 million to existing technology intangible asset, which will be amortized over its estimated economic life of five years. The valuation also resulted in the identification of $2.9 million of in-process research and development (“IPR&D”) costs, which were immediately expensed on the closing date. The final purchase price allocation will be based on the closing date (April 29, 2004) balance sheet of Mojave and is also subject to adjustment for payments of contingent consideration in future periods. Until these matters are completed, the purchase price is preliminary and subject to adjustment. The pro forma adjustments do not reflect any operating efficiencies or additional costs that may result with respect to the combined business of Magma and Mojave.

The Unaudited Pro Forma Condensed Combined Financial Statements as of and for the year ended March 31, 2004 do not purport to represent what the actual financial condition or results of operations of the combined businesses would have been if the acquisition of Mojave had occurred on the dates indicated in these pro forma condensed combined financial statements nor does this information purport to project our results or financial position for any future periods.

Magma allocated initial purchase price of $24.6 million and $0.5 million of legal, other professional expenses and other costs directly associated with the acquisition to the fair values of the assets acquired and liabilities assumed. The fair value of existing technology intangible asset, goodwill and in-process research and development were determined by management with the assistance of independent appraisal. A summary of the purchase price allocation and the amortization periods of the intangible assets acquired is as follows (in thousands):

Amount Allocated
Allocation of purchase price:
Net tangible assets acquired	$611
Intangible assets acquired:
Existing technology	12,700
In-process research and development	2,900
Goodwill	11,394
Deferred compensation	1,320
Deferred stock-based compensation	1,299

Deferred tax liabilities	(5,080)

Total purchase price	$25,144

Amortization period of existing technology	5 years

The value assigned to existing technology was based upon future discounted cash flows related to the existing technology’s projected income streams using discount rate of 16%. The Company believes this rate was appropriate given the business risks inherent in marketing and selling this technology. Factors considered in estimating the discounted cash flows to be derived from the existing technology included risks related to the characteristics and applications of the technology, existing and future markets and an assessment of the age of the technology within its life span.

The valuation method used to value in-process research and development is a form of discounted cash flow method.. This approach is a widely recognized appraisal method and is commonly used to value technology assets. The value of the in-process technology is the sum of the discounted expected future cash flows attributable to the in-process technology, taking into consideration the percentage of completion of products utilizing this technology, utilization of pre-existing technology, the risks related to the characteristics and applications of the technology, existing and future markets and the technological risk associated with completing the development of the technology. The cash flows derived from the in-process technology project were discounted at a rate of 30%. The Company believes the rate used was appropriate given the risks associated with the technologies for which commercial feasibility had not been established. The percentage of completion for the in-process project was determined by identifying the elapsed time and costs invested in the project as a ratio of the total time and costs required to bring the project to technical and commercial feasibility, as well as consideration of engineering milestones required to complete the project. The percentage of completion for the in-process project acquired was 12.4%. Schedules were based on management’s estimate of tasks completed and the tasks to be completed to bring the project to technical and commercial feasibility. Revenue resulting from IPR&D project is expected to commence in calendar year 2005.

Development of in-process technology remains a substantial risk to the Company due to a variety of factors including the remaining effort to achieve technical feasibility, rapidly changing customer requirements and competitive threats from other companies and technologies. Additionally, the value of other intangible assets acquired may become impaired. The in-process research and development valuation, as well as the valuation of other intangible assets was prepared and determined by management with the assistance of an independent appraisal firm, based on input from the Company and the acquired companies’ management, using valuation methods that are recognized by the United States Securities and Exchange Commission staff.

Existing technology intangible asset of $12.7 million will be amortized over its estimated economic life of five years. The estimated future amortization expense related to the existing technology intangible asset is as follows (in thousands) :

Fiscal year	Estimated Amortization Expense
2005	$2,328
2006	2,540
2007	2,540
2008	2,540
2009 and after	2,752

$12,700

In accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” goodwill will not be amortized and will be tested for impairment at least annually. The preliminary purchase price allocation for Mojave is subject to revision as more detailed analysis is completed and additional information on the fair values of Mojave’s assets and liabilities become available. Any change in the fair value of the net assets of Mojave will change the amount of the purchase price allocable to goodwill. Final purchase accounting adjustments may therefore differ materially from the pro forma adjustments presented here.

2. Pro Forma Adjustments

Certain reclassifications have been made to conform Mojave’s historical amounts to Magma’s financial statement presentation. The following pro form adjustments have been made to the Unaudited Condensed Combined Pro Forma Financial Information:

(A)	To record cash paid and 607,554 shares of Magma common stock issued to acquire Mojave, and estimated transaction costs incurred in connection with the acquisition.

(B)	To allocate the purchase price to intangible assets and related deferred tax liabilities, assuming the acquisition of Mojave occurred on March 31, 2004.

(C)	To record deferred compensation and deferred stock-based compensation related to unvested cash and stock consideration, respectively, given to the Mojave shareholders in the acquisition.

(D)	To record cash consideration payable to the Mojave shareholders for unvested equity interest exchanged in the acquisition.

(E)	To reflect the elimination of the redeemable convertible preferred stock and the stockholders’ equity accounts of Mojave.

(F)	To record one-time charge for in-process research and development.

(G)	To record amortization of intangible assets associated with the acquisition of Mojave.

(H)	To record amortization of deferred compensation and deferred stock-based compensation related to unvested cash and stock consideration, respectively, given to the Mojave shareholders in the acquisition.

(I)	To record a reduction in interest income earned due to cash consideration paid in connection with the acquisition.

The one-time charge to expense for the fair value of the in-process research and development acquired in the Merger has been excluded from the unaudited pro forma condensed combined consolidated statement of operations due to its non-recurring nature.